     As filed with the Securities and Exchange Commission on June 24, 2019.
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PRESS RELEASE

Source: First Trust Advisors L.P.

First Trust Announces Adjournment of Special Shareholder Meeting to Approve New Investment Sub-Advisory Agreement with SSI Investment Management LLC for First Trust SSI Strategic Convertible Securities ETF

WHEATON, IL – (BUSINESS WIRE) – June 24, 2019 – First Trust Advisors L.P. (“FTA”) announced today that the special meeting of shareholders of First Trust SSI Strategic Convertible Securities ETF (Nasdaq: FCVT) (the “Fund”), a series of First Trust Exchange-Traded Fund IV (the “Trust”), has been adjourned in order to allow shareholders additional time to vote on a new investment sub-advisory agreement for the Fund and to permit additional solicitation of shareholders. The shareholder meeting will reconvene on Thursday, July 11, 2019 at 12:00 p.m. Central time at the offices of FTA at 120 East Liberty Drive, Suite 400, in Wheaton, Illinois.

FTA previously announced that SSI Investment Management Inc. (“SSI Inc.”) intended to engage in an internal reorganization pursuant to which it would create a subsidiary, SSI Investment Management LLC (“SSI LLC”), and transfer its advisory business to SSI LLC. Such transfer has occurred and, effective June 1, 2019, Resolute Investment Managers, Inc. (“Resolute”) acquired a majority interest in SSI LLC (the “Transaction”). The acquisition of the interests in SSI LLC by Resolute was expected to be considered an “assignment” (as defined in the Investment Company Act of 1940, as amended) resulting in the termination of the then-existing investment sub-advisory agreement among the Trust, FTA and SSI Inc. (the “Prior Sub-Advisory Agreement”), in accordance with the terms of such Prior Sub-Advisory Agreement. To avoid any interruption of services, the Board of Trustees (“Board”) of the Trust approved an interim sub-advisory agreement for the Fund among the Trust, FTA and SSI LLC which has been in effect since the closing of the Transaction and will remain in effect, in general terms, (a) for 150 days following the closing of the Transaction, (b) until shareholders approve the New Agreement (defined below), or (c) unless sooner terminated as provided by the terms of the interim sub-advisory agreement, whichever occurs first. In light of the Transaction, the Board also approved a new investment sub-advisory agreement (the “New Agreement”) for the Fund among the Trust, FTA and SSI LLC. The New Agreement has been submitted to shareholders of the Fund for approval and will take effect upon such shareholder approval. There can be no assurance that the necessary percentage of the shareholders of the Fund will vote to approve the New Agreement.

The Fund is an actively managed exchange-traded fund that seeks total return as its investment objective by investing, under normal market conditions, at least 80% of its net assets (including investment borrowings) in a portfolio of U.S. and non-U.S. convertible securities.

FTA has served as the Fund’s investment advisor since the Fund’s inception. FTA and its affiliate, First Trust Portfolios L.P. (“FTP”), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $126 billion as of May 31, 2019 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

SSI LLC is an investment management firm and as the sub-advisor to the Fund, SSI LLC is responsible for the selection and ongoing monitoring of the securities in the Fund’s investment portfolio. SSI LLC specializes in alternative investment solutions utilizing convertible assets, equity securities and hedging strategies. SSI was formed in 1973 and serves as investment advisor to investment portfolios with approximately $1.9 billion in assets which it managed as of May 31, 2019. SSI LLC provides investment advisory services to pension and profit-sharing plans, corporations, foundations and endowments, Taft-Hartley plans, family offices, insurance companies, public funds, high-net worth individuals, private investment vehicles, religious organizations and mutual funds.

This press release contains certain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the goals, beliefs, plans or current expectations of FTA and/or SSI LLC and their respective representatives, taking into account the information currently available to them. Forward-looking statements include all statements that do not relate solely to current or historical fact. For example, forward-looking statements include the use of words such as “anticipate,” “estimate,” “intend,” “expect,” “believe,” “plan,” “may,” “should,” “would” or other words that convey uncertainty of future events or outcomes. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Fund to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. When evaluating the information included in this press release, you are cautioned not to place undue reliance on these forward-looking statements, which reflect the judgment of FTA and SSI LLC and their respective representatives only as of the date hereof. We undertake no obligation to publicly revise or update these forward-looking statements to reflect events and circumstances that arise after the date hereof.

In connection with the solicitation of proxies to approve the New Agreement, the Fund has filed a proxy statement. Because the proxy statement contains important information, the Fund’s shareholders are urged to read the proxy statement and accompanying materials carefully. The Fund’s shareholders are also able to obtain copies of these documents and other transaction-related documents by calling FTA toll-free at 800-621-1675. The proxy statement is available free of charge at the website of the Securities and Exchange Commission (“SEC”), www.sec.gov. The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of the Fund, nor is it a solicitation of any proxy. The Fund, FTA, SSI LLC and certain of their respective directors/trustees, officers and affiliates may be deemed under the rules of the SEC to be participants in the solicitation of proxies from shareholders in connection with the matters described above. Information about the trustees and officers of the Fund may be found in its annual report previously filed with the SEC.

The Fund’s daily closing price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling 1-800-988-5891.

Contact:

First Trust Advisors L.P.

Press Inquiries Ryan Issakainen 630-765-8689

Broker Inquiries Sales Team 866-848-9727

Analyst Inquiries Chris Fallow 630-517-7628